Exhibit 3.1

Registrar of Companies Government Administration Building 133 Elgin Avenue George Town Grand Cayman ORIGO ACQUISITION CORPORATION (ROC #291201) (THE "COMPANY") TAKE NOTICE that at a general meeting of the shareholders of the Company held on 12 December 2016, the following resolution was passed: THAT, effective upon and conditional upon receipt by the Company of the Contribution (as defined in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 30, 2016), provided also that such Contribution is received on or before December 12, 2016, the Amended and Restated Memorandum and Articles of Association of the Company be amended by amending Article 48.4 by deleting the introduction of such section in its entirety and replacing it with the following: 48.4 In the event that the Company does not consummate a Business Combination by March 12, 2017: Jory Scott Senior Corporate Administrator for and on behalf of Maples Corporate Services Limited Dated this 16th day of December 2016 www.verify.gov.ky File#: 291201 FILED: 16-DEC-2016 12:30 EST AUTH CODE: J01956673744